                                                                   EXHIBIT 10.15

                              EMPLOYMENT AGREEMENT
                              --------------------

          THIS EMPLOYMENT AGREEMENT is entered into as of January 6, 1997, by and between GREAT WESTERN FINANCIAL CORPORATION, a Delaware corporation ("Employer"), and Ray W. Sims ("Officer").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Employer desires to obtain the benefit of services by Officer, and Officer desires to render services to Employer; and

          WHEREAS, the Board of Directors of Employer (the "Board") has determined that it is in Employer's best interest and that of its stockholders to recognize the substantial contribution that Officer is expected to make to the business of Employer and its subsidiary, Great Western Bank, a Federal Savings Bank (the "Bank") (together, the "Company") and to retain his services in the future; and

          WHEREAS, Employer and Officer desire to set forth in this Agreement the terms and conditions of Officer's employment with Employer;

          NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

          1. Term. Employer shall employ Officer, and Officer shall serve
             ----
Employer, in accordance with the terms hereof, for a term of three (3) years ending January 5, 2000 (the "Term"), unless such employment is earlier terminated in accordance with the provisions hereof. Notwithstanding the foregoing, if Officer's employment shall not have been terminated in accordance with the provisions hereof effective on or before the first anniversary of the effective date hereof, the remaining Term shall be extended such that at each and every moment of time thereafter the remaining Term shall be two (2) years (but in no event shall the remaining Term extend beyond Officer's sixty-fifth
(65th) birthday).

          2. Specific Position; Duties and Responsibilities. Subject to the
             ----------------------------------------------
provisions of this Agreement, Employer shall employ Officer, and Officer shall serve Employer, as Executive Vice President, Director of Real Estate, of Employer and member of the Executive Management Committee. Officer's principal business address shall during such period be at

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Employer's principal executive offices in Southern California or in such other place as with Officer's consent such offices are relocated. Officer's duties hereunder shall be the usual and customary duties of the office in which he shall serve, and shall not be inconsistent with the provisions of the charter documents of Employer (or applicable subsidiary) or applicable law. Officer shall have such executive power and authority as shall reasonably be required to enable him to discharge his duties in the office which he may hold. All compensation paid to Officer by Employer or any of its subsidiaries, and all benefits and perquisites received by Officer from Employer or any of its subsidiaries, in accordance with the provisions hereof shall be aggregated in determining whether Officer has been paid the compensation and received the benefits and perquisites provided for herein.

          3. Services and Exclusivity of Services. During his employment
             ------------------------------------
hereunder, Officer shall devote his full business time and energy to the business, affairs and interests of Employer and its subsidiaries, and matters related thereto, and shall use his best efforts and abilities to promote Employer's and its subsidiaries' interests. Officer shall diligently endeavor to promote the business, affairs and interests of Employer and its subsidiaries and perform services contemplated hereby in accordance with the policies established by the Board. Officer shall serve without additional remuneration in such senior executive capacity for one or more (direct or indirect) subsidiaries of Employer as the Board may from time to time request, subject to appropriate authorization by the subsidiary or subsidiaries involved and any limitations under applicable law. Officer's failure to discharge an order or perform a function because Officer reasonably and in good faith believes such would violate a law or regulation or be dishonest shall not be deemed a breach by him of his obligations or duties hereunder and shall not entitle Employer to terminate Officer's employment hereunder, including without limitation pursuant to Section 7(c) hereof.

               Officer may serve as a director or in any other capacity of any business enterprise, including an enterprise whose activities may involve or relate to the business of the Company, provided that such service is expressly approved by the Board. Officer may make and manage personal business investments of his choice and serve in any capacity with any

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civic, educational or charitable organization, or any governmental entity or trade association, without seeking or obtaining approval by the Board, provided such activities and service do not materially interfere or conflict with the performance of his duties hereunder. Employer hereby recognizes and acknowledges that Officer is, as of the effective date of this Agreement, a shareholder and member of the board of directors of ConsumersBest.com and that Officer's interests in and service with such entity shall not themselves constitute a breach of this Agreement; provided, however, that Employer may determine during
                          --------  -------
the Term that such interests and/or service constitute a conflict of interest with Employer and, upon making such determination, Employer may require Officer to resolve such conflict by divesting himself of his interest in, and/or resigning his directorship of, such entity.

          4.  Salary and Other Benefits.
              -------------------------

          (a) Commencing as of the effective date of this Agreement, Employer shall pay Officer an annual salary at the rate of $340,000, which shall be payable in semi-monthly or bi-weekly installments in conformity with Employer's policy relating to salaried employees.

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

          (b) Subject to the provisions of this Section 4, Officer shall also be entitled during his employment hereunder to all rights and benefits for which he is otherwise eligible under any bonus plan, stock option plan, stock purchase plan, participation or extra compensation plan, pension plan, profit-sharing plan, life and medical insurance policy or other plans or benefits which Employer or its subsidiaries may provide for him or, provided he is eligible to participate therein, for senior officers generally or for employees generally including, without limitation, beginning in December, 1997, participation in the annual award of stock options to Employer's executive officers, which awards are subject to the discretion and approval of Employer's compensation committee. In addition, the Company shall pay the annual premiums and become the irrevocable beneficiary of the $10,000,000 life insurance policy currently held by Knudsen Mortgage (as more particularly provided in a separate letter agreement between Officer and Employer), which policy shall be assignable by the Employer in the event that the Officer's employment with the Employer is terminated (the benefits referred to in this para-

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

graph may be hereinafter referred to as "Additional Benefits").

          The Board shall review Officer's salary and Additional Benefits then being paid and provided to him not less frequently than annually in the light of Officer's services for the preceding period, the responsibilities which attend his office and duties hereunder, the profitability and progress of Employer and its subsidiaries and current salaries and benefits then being paid to others holding similar positions. Following such review, Employer may increase the salary and/or Additional Benefits, but may not decrease the salary or any of the Additional Benefits from the then existing levels; provided, however, that Employer shall have the right to reduce Officer's salary in conjunction with a pro rata salary reduction applicable to all of Employer's officers and to reduce one or more Additional Benefits in conjunction with a reduction of such benefits applicable to all of Employer's officers. Employer shall not single Officer out and discriminate against Officer in its provisions of benefits to senior officers or full-time employees of Employer for so long as Officer remains eligible under the terms of plans from time

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to time offered by Employer, but this provision shall not require the provision of any specific benefit to Officer.

          If Officer's employment is terminated hereunder, pursuant to Section 6 hereof or pursuant to Section 7(a), 7(b) or 8 hereof, and Officer is entitled to but is no longer eligible for Additional Benefits because of such termination, Officer (or in the event of his death, his designated Beneficiary (as defined in Section 7(b) hereof)) shall be entitled to and Employer shall provide, to the extent provided in this Agreement, benefits substantially equivalent to the Additional Benefits to which Officer was entitled immediately prior to such termination and shall do so for the period during which he remains entitled to receive such Additional Benefits as provided in this Agreement.

          (c) For each calendar year during the Term, Officer shall be awarded a target bonus in an amount equal to sixty percent (60%) of Officer's annual salary, subject to the terms of the Company's Annual Incentive Compensation Plan for Executive Officers, as the same may from time to time be amended (the "Incentive Plan").

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

          (d) As of the effective date of this Agreement, Employer shall award to Officer the following: (i) a nonqualified stock option to purchase 50,000 shares of Common Stock at an exercise price per share equal to the fair market value per share of Common Stock on the effective date of this Agreement; and
(ii) a sign-on bonus equal to $50,000. The stock option awarded pursuant to this
Section 4(d) shall be awarded in accordance with the terms and conditions of Employer's 1988 Stock Option and Incentive Plan and the related form of Nonqualified Stock Option Agreement, attached hereto as Exhibits A and B and incorporated herein by reference.

          (e) Officer shall participate in Employer's Supplemental Executive Retirement Plan, as amended (the "SERP"), with normal retirement benefits equal to sixty percent (60%) of Officer's Average Monthly Compensation (as defined therein), subject to the terms and conditions of the SERP, as amended.

          (f) This Agreement shall not affect the provisions of any other compensation, retirement or other benefit program or plan of the Company.

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

          5.  Perquisites; Reimbursements; Vacation.
              -------------------------------------

          (a) Commencing as of the effective date of this Agreement, Officer shall be entitled to perquisites of a kind and quality provided to other Executive Vice Presidents of Employer.

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

          (b) During his employment hereunder, Officer shall be entitled to vacation in accordance with Employer's standard practice for senior executives but in no event to less than four (4) weeks paid vacation during each calendar year of employment, prorated for any period which is less than one calendar year. Vacation time shall accrue during each calendar year (but at no time shall the aggregate of accrued but unused vacation time exceed eight (8) weeks), and, upon termination of his employment for any reason and in addition to any other rights granted to Officer by this Agreement, Officer shall be entitled to be paid an amount based upon his salary at the rate applicable immediately prior to such termination for any accrued but unused vacation time.

          6. Termination By Employer Without "Cause";
             ----------------------------------------

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

Termination By Officer. Employer shall have the right, at its election to be
----------------------
made in writing and delivered to Officer within sixty (60) days prior to the effective date thereof, to terminate Officer's employment hereunder without "cause" (as defined in Section 7(c) below). Officer shall have the right, at his election to be made in writing and delivered to Employer within sixty (60) days after such event, to terminate his employment hereunder if a material breach of this Agreement by Employer occurs which Employer fails to cure within fifteen
(15) days after receipt of notice of such breach. In the event of a termination for either of the reasons enumerated in this paragraph, Officer shall be entitled to the following:

          (a) for the remaining Term, salary at the rate applicable immediately prior to such election;

          (b) concurrently with the receipt of bonuses by Employer's other senior executives with respect to the year in which such termination occurs, a bonus, prorated on an actual day basis for the year in which such termination occurs if such termination shall occur within the first six (6) months of such year but otherwise not prorated, in an amount not less than a percentage of Officer's salary, at the rate of salary

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applicable immediately prior to such election, equal to the percentage of the aggregate salaries of the Executive Management Committee members during such year, other than Officer, Employer's Chief Executive Officer, Employer's Chief Operating Officer and any Executive Management Committee members whose employment by Employer is terminated during such year, received in the aggregate by such members as bonuses.

          (c) for the remaining Term, health and welfare type Additional Benefits (including without limitation hospital, surgical, major medical, life and disability insurance), qualified pension benefits (or, if prohibited under then applicable tax law, a specially designed non-qualified supplemental pension to provide Officer with benefits equivalent to those to which he would have been entitled if such prohibition did not pertain) and non-qualified supplemental pension benefits to which Officer may be entitled pursuant to Section 4 hereof as the same shall exist immediately prior to such election (including continued accrual of years of service and age under (1) Employer's Retirement Plan as in effect immediately prior to such election (or, if prohibited under then applicable tax law, a specially designed non-qualified supple-

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mental pension to provide Officer with benefits equivalent to those to which he would have been entitled if such prohibition did not pertain) and (2) the SERP, but excluding (3) Employer matching contributions under Employer's 401(k) plan or any successor plan thereto), each such benefit to be continued in a manner no less favorable to Officer than the benefit to which he was entitled immediately prior to such election; and

          (d) for a one-year period commencing with the effective date of such termination, a continuation at Employer's expense of the use of any automobile provided by Employer immediately prior to such election to facilitate the performance of Officer's duties and responsibilities hereunder, subject to Officer's right at any time during such one-year period to purchase such automobile at the higher of its depreciated book value or its wholesale cash value.

          Employer agrees that, if Officer's employment with Employer terminates during the Term, Officer is not required to seek other employment or to attempt in any way to reduce any amounts payable to Officer by Employer pursuant to
Section 6, 7(a) or 8 hereof. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by

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any compensation earned by Officer as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by Officer to Employer, or otherwise; provided, however, that Employer's
                                           --------  -------
obligation to provide welfare-type Additional Benefits, including without limitation hospital, surgical, major medical, life and disability insurance, shall be reduced to the extent similar benefits are provided (at no cost to Officer) by a subsequent employer.

          7.  Other Events of Termination. Other than a termination pursuant to
              ---------------------------
Section 6 or 8 hereof, Officer's employment hereunder shall be terminated only as provided for below in this Section 7:

          (a) Disability. In the event that Officer shall fail, because of
              ----------
illness, injury or similar incapacity ("disability"), to render for six (6) consecutive calendar months, or for shorter periods aggregating one hundred thirty (130) or more business days in any twelve (12)-month period, services contemplated by this Agreement, Officer's employment hereunder may be terminated, by written notice of termination from Employer to Officer; thereafter, Employer shall continue, until Officer's death, or until Officer's sixty-fifth (65th) birthday, whichever first occurs, but in no event for longer than ten (10) years, to pay compensation to Officer at a rate and in an amount (payable at the times and in the manner theretofore applicable to Officer's salary) equal to (i) 50% of the sum of (A) the rate of annual salary payable to him immediately prior to such termination and (B) the average annual bonus received by him for services rendered in the immediately preceding three (3) full calendar years or such lesser number of full calendar years that Officer has been employed by Employer (provided, that, in the event Officer incurs such a disability during the first full year of employment hereunder, such bonus amount shall be Officer's target bonus under the Annual Incentive Plan), minus (ii) the amount of any cash payments to which he would have been entitled under the terms of Employer's disability insurance plan upon the assumption that he had elected the fifty percent (50%) "normal" benefits under Employer's Plus Pay Plan; to afford all of the medical, dental and life insurance benefits to which he is entitled pursuant to Section 4 hereof at the times and in the manner otherwise afforded hereunder; and to contin-

                                       16
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ue accrual of years of service under Employer's Retirement Plan as in effect at the time of such disability.

          (b) Death. Officer's employment hereunder shall be terminated upon
              -----
Officer's death. One hundred percent (100%) of Officer's salary at the rate of such salary in effect immediately prior to Officer's death (or, if Officer's death occurs while he is receiving payments under Section 7(a) hereof, at the rate of such salary in effect immediately prior to Officer's disability) shall be paid until the first anniversary of Officer's death at the times and in the manner otherwise payable hereunder, to such person or persons as Officer shall have directed in writing or, in the absence of a designation, to his estate (the "Beneficiary"). In addition to the Beneficiary's rights hereunder to be paid Officer's salary, hospital, surgical, major medical and dental benefits to which members of Officer's family were entitled immediately prior to Officer's death shall be continued to the same extent after Officer's death until the first anniversary of Officer's death. This Agreement in all other respects shall terminate upon the death of Officer.

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

          (c) For Cause. Officer's employment hereunder shall be terminated and
              ---------
all of his rights to receive salary, bonus, Additional Benefits (subject to the terms of any plans relating thereto) and perquisites shall terminate upon the occurrence of (i) a material breach of this Agreement by Officer, (ii) Officer's conviction by a court of competent jurisdiction of a felony or (iii) entry of an order duly issued by the Office of Thrift Supervision removing Officer from the office of Employer or the Bank or permanently prohibiting him from participating in the conduct of the affairs of Employer or the Bank. Notwithstanding the foregoing, Officer's employment hereunder shall not be subject to termination under subsection (c)(i) hereof without (A) reasonable notice to Officer setting forth the reasons for Employer's intention to terminate, (B) an opportunity for Officer to cure any such breach within fifteen (15) days after receipt of such notice and (C) delivery to Officer of a notice of termination stating that a majority of the authorized number of Employer's directors has found that Officer was guilty of the conduct set forth above and specifying the particulars thereof in detail. If Officer shall be suspended from office and/or temporarily

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prohibited from participating in the conduct of Employer's or the Bank's affairs by any regulatory authority having jurisdiction in the premises, Employer's obligations shall be automatically suspended, subject to reinstatement in full if the charges resulting in such suspension or prohibition are finally dismissed. Such reinstatement shall provide Officer with the salary, other benefits and perquisites to which he would have been entitled absent such suspension or prohibition to the same effect and extent as though such suspension or prohibition had not occurred, including without limitation reinstatement in full of vesting and years of service accruals, where applicable, for the suspension period and accrued interest at the rate then payable on judgments on all amounts thereupon paid to Officer and attributable to the suspension period.

          In the event of any termination or suspension by Employer pursuant to any of the provisions of Section 7(a) or 7(c) hereof, Employer shall immediately so notify Officer.

          8.  Change in Control.
              -----------------

          (a) If there should occur a Change in Control (as defined below), and if thereafter during the Term, in the

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reasonable good-faith determination of Officer, Employer materially breaches this Agreement and Employer fails to cure such breach within fifteen (15) days after receipt of notice thereof, then, Officer, without limitation on any other rights he may have hereunder, may, within one (1) year after he first has knowledge of such breach, elect to terminate his employment hereunder and to treat such termination as a termination pursuant to Section 6 hereof, subject, however, to the following additional benefits and modifications to Officer's rights as set forth in said Section 6 (any one or more of which modifications Officer may elect to waive):

          (i) Employer shall not be entitled to reduce Officer's salary or any Additional Benefits to which Officer shall thereafter be entitled.

          (ii) Officer's pro-rata entitlement to an award under any then existing long-term incentive performance plan shall be calculated upon the assumption that the performance under such plan is then "on plan."

          (iii) In lieu of the severance benefits described in Sections 6(a) and
     (b) hereof, within five (5) business days of the effective date of such termination of employ-
     ment, Company shall pay to Officer a cash lump sum in an amount equal to the product of (A) the sum of (1) Officer's annual base salary in effect immediately prior to the termination of Officer's employment (or prior to a reduction in salary giving rise to a breach of this Agreement), plus
     (2) the target bonus ("Target Bonus") under the Employer's Annual Incentive Plan for Executive Officers (the "Annual Incentive Plan") in respect of the year in which such termination of employment occurs or the year in which the Change in Control occurs, whichever is greater (provided, however, that
                                                         --------  -------
     if the termination of Officer's employment occurs under the circumstances entitling him to benefits under Section 8(e) hereof, the Target Bonus shall be in respect of the year in which such termination of employment occurs), and (B) the number three.

          (iv) Within five (5) days following such termination of employment, Employer shall pay to Officer a lump sum cash amount (the "Pro-Rata Bonus") equal to the product of (A) the target bonus to which Officer would have been entitled under the Annual Incentive Plan in respect of the year in which such termination occurs (assuming for this purpose that performance under the Annual Incentive Plan is "on plan" for such year) and (B) a fraction, the numerator of which shall be the number of months (including fractions thereof) from the first day of the fiscal year during which such termination occurs to the date on which such termination occurs, and the denominator of which shall be twelve (12); provided,
                                                                --------
     however, that if such termination of employment occurs during the same year
     -------
     in which the Change in Control occurs, the Pro-Rata Bonus shall be offset by any payments received under the Annual Incentive Plan in connection with such Change in Control.

          (v) The remaining Term shall be deemed to be three (3) years (but in no event shall the remaining Term be deemed to extend beyond Officer's sixty-fifth (65th) birthday).

          (b) For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

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

          (i) any Person (as defined below) is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")), directly or indirectly, of securities of Employer (not including in the securities beneficially owned by such Person any securities acquired directly from Employer or its affiliates) representing 25% or more of either the then outstanding shares of common stock of Employer or the combined voting power of Employer's then outstanding securities, excluding any Person who becomes such a beneficial owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

          (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on December 10, 1996, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Employer) whose appointment or election by the Board or nomination for election by

     Employer's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on December 10, 1996, or whose appointment, election or nomination for election was previously so approved; or

          (iii) there is consummated a merger or consolidation of Employer with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of Employer outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the voting securities of Employer or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of Employer (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of Employer (not including in the securities beneficially owned by such Person any securities acquired directly from Employer or its subsidiaries) representing 25% or more of either the then outstanding shares of common stock of Employer or the combined voting power of Employer's then outstanding securities; or

          (iv) the stockholders of Employer approve a plan of complete liquidation or dissolution of Employer or there is consummated an agreement for the sale or disposition by Employer of all or substantially all of Employer's assets.

          Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Employer immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Employer immediately following such transaction or series of transactions.

          For purposes of this Section 8(b), "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) Employer or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Employer or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of Employer in substantially the same proportions as their ownership of stock of Employer.

          (c) Whether or not Officer becomes entitled to severance and other benefits under Section 8(a) or 8(e) hereof, if any of the payments or benefits received or to be received by Officer in connection with a Change in Control or Officer's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with Employer, any Person whose actions result in a Change in Control or any Person affiliated with Employer or such Person) (such payments or benefits, excluding the Gross-Up Payment, being hereinafter referred to as the "Total Payments") will be subject to the excise tax imposed under Section 4999 of the Code (the "Excise Tax"), Employer shall pay to Officer an additional amount (the "Gross-Up Payment") such that the net amount retained by Officer, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments. For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (A) all of the Total Payments shall be treated as "parachute payments" (within the meaning of Section 280G(b)(2) of the Code) unless, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to Officer and selected by the accounting firm which was, immediately prior to the Change in Control, Employer's independent auditor (the "Auditor"), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code,
(B) all "excess parachute payments" within the meaning of Section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4)(B) of the

Code) in excess of the Base Amount allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (C) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, Officer shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Officer's residence on the date of termination of employment (or if there is no such date of termination, then the date on which the Gross-Up Payment is calculated for purposes of this Section 8), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, Officer shall repay to Employer, within five
(5) business days following the time that the amount of such reduction in the Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by Officer), to the extent that such repayment results in a reduction in the Excise Tax and a dollar-for-dollar reduction in Officer's taxable income and wages for purposes of federal, state and local income and employment taxes, plus interest on the amount of such repayment at 120% of the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), Employer shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by Officer with respect to such excess) within five (5) business days following the time that the amount of such excess is finally determined. Officer and Employer shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

          (d) Notwithstanding Officer's entitlements as set forth in this
Section 8 or any other plan, arrangement or agreement with the Employer, any Person whose actions result in a Change in Control or any Person affiliated with the Employer or such Person, if the value of those of such aggregate entitlements constituting "parachute payments" under Section 28OG of the Code is less than the maximum amount Officer is entitled to receive without incurring a liability under Section 28OG of the Code for any reason, including that some or all of such entitlements constitute reasonable compensation for services rendered or to be rendered (and do not, therefore, constitute "parachute payments"), then, in such event, Officer shall be entitled to receive such maximum amount. All calculations with respect to this Section 8(d) shall be performed by the Auditor in accordance with the principles set forth in Section 8(c) hereof.

          (e) For purposes of this Agreement, Officer's employment shall be deemed to have been terminated following a Change in Control in accordance with
Section 8(a) hereof if,
during the pendency of a Potential Change in Control (as defined below) or within six (6) months following the date on which such Potential Change in Control ceases to exist (such periods being hereinafter referred to collectively as the "Potential Change in Control Period"), in either case whether or not a Change in Control subsequently occurs, (i) Officer's employment is terminated by Employer without Cause or (ii) in the good-faith determination of Officer, Employer materially breaches this Agreement and thereafter (whether or not during the Potential Change in Control Period) fails to cure such breach within fifteen (15) days after receipt of notice thereof and within one (1) year after Officer first has knowledge of such breach Officer terminates his employment.

          A "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

          (A) Employer enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

          (B) Employer or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

          (C) any Person becomes the beneficial owner, directly or indirectly, of securities of Employer (not including in the securities beneficially owned by such Person any securities acquired directly from Employer or its affiliates) representing 15% or more of either the then outstanding shares of common stock of Employer or the combined voting power of Employer's then outstanding securities;

          (D) the filing with the Office of Thrift Supervision and/or Federal Deposit Insurance Corporation or their successor of an application for Change in Control; or

          (E) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

          (a) Notwithstanding the provisions of Section 11(f) hereof, Employer also shall pay to Officer all reasonable legal fees and expenses incurred by Officer in disputing (through litigation or arbitration) in good faith any issue hereunder relating to the termination (or deemed termination) of Officer's employment following a Change in Control or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made within five (5) business days after delivery of Officer's written requests for payment accompanied with such evidence of fees and expenses incurred as Employer reasonably may require.

          9. Reimbursement of Business Expenses. During Officer's employment
             ----------------------------------
hereunder, to the extent that such expenditures are substantiated by Officer as required by the policies of Employer, Employer shall reimburse Officer promptly for all expenditures (including travel, entertainment, parking, business meetings and the monthly costs (including dues) of maintaining memberships at appropriate clubs) made in accordance with rules and policies established from time to time by the Board in pursuance and furtherance of Employer's business and goodwill.

          10. Indemnity. To the extent permitted by applicable law and the
              ---------
By-Laws of Employer (as from time to time in effect) and without in any way impairing or affecting any rights to indemnification that Officer has by reason of any agreement to which he is party as of the date hereof, Employer shall indemnify Officer and hold him harmless for any acts or decisions made by him in good faith while performing services for Employer, and shall use reasonable efforts to obtain coverage for him under liability insurance policies now in force or hereafter obtained during his employment hereunder covering the other officers or directors of Employer. To the same extent, Employer shall pay all expenses, including reasonable attorneys' fees and the amounts of court approved settlements, actually incurred by Officer in connection with the defense of any action, suit or proceeding, and in connection with any appeal thereon, which has been and/or may be brought against Officer by reason of Officer's services as an officer or agent of Employer or of a subsidiary of Employer.

          11. Miscellaneous.
              -------------

          (a) Succession. This Agreement shall inure to the benefit of and shall
              ----------
be binding upon Employer, its successors and assigns, but without the prior written consent of Officer this Agreement may not be assigned other than in connection with a merger or sale of substantially all the assets of the Company or similar transaction in which the successor or assignee assumes (whether by operation of law or express assumption) all obligations of the Company hereunder (including without limitation those in Section 8 hereof). The obligations and duties of Officer hereunder shall be personal and not assignable.

          (b) Notices. Any notices provided for in this Agreement shall be sent
              -------
to Employer at 9200 Oakdale Avenue, Chatsworth, California 91311, Attention:
Executive Vice President--Legal, with a copy to the Chairman of the Compensation Committee of the Board at the same address, or to such other address as Employer may from time to time in writing designate, and to Officer at such address as he may from time to time in writing designate (or his business address of record in the absence of such designation), with a copy to The AYCO Corporation, Suite 840, 2010 Main Street, Irvine, Cali-fornia 92714-7213, Attention: Bradley E. Comp. All notices shall be deemed to have been given two (2) business days after they have been deposited as certified mail, return receipt requested, postage paid, or one (1) business day after they have been deposited as overnight mail, in either event properly addressed to the designated address of the party to receive the notice, or shall be deemed to have been given at the time receipt is acknowledged if given by any form of electronic communication.

          (c) Entire Agreement. This instrument contains the entire agreement of
              ----------------
the parties relating to the subject matter hereof, and it replaces and supersedes any prior agreements between the parties relating to said subject matter. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

          (d) Waiver. The waiver of the breach of any term or of any condition
              ------
of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

          (e) California Law. This Agreement shall be construed and interpreted
              --------------
in accordance with the laws of California, to the extent controllable by stipulation of the parties.

          (f) Attorneys' Fees in Action on Contract. If any litigation or
              -------------------------------------
arbitration shall occur between the Officer and Employer, which litigation or arbitration arises out of or as a result of this Agreement or the acts of the parties hereto pursuant to this Agreement, or which seeks an interpretation of this Agreement, the prevailing party in such litigation or arbitration, in addition to any other judgment or award, shall be entitled to receive such sums as the court or arbitrator(s) hearing the matter shall find to be reasonable as and for the attorneys' fees of the prevailing party.

          (g) Confidentiality and Competition. Officer shall not divulge or
              -------------------------------
otherwise disclose, directly or indirectly, any trade secret or other confidential information concerning the business or policies of the Company or any of its affiliates which he may have learned as a result of his employment hereunder or prior thereto as an employee, officer or director of the Company or any of its affiliates, except to the extent such use or disclosure is (i) necessary to the performance of this Agreement and in furtherance of the Company's best interests, (ii) required by applicable law, (iii) lawfully obtainable from other sources or (iv) authorized by the Company. The provisions of this subsection shall survive the suspension or termination, for any reason, of Officer's employment hereunder.

          During the course of Officer's employment hereunder, Officer shall not compete, directly or indirectly, with the Company in the businesses then conducted by the Company.

          (h) Remedies of Employer. Officer acknowledges that the services he is
              --------------------
obligated to render under the provisions of this Agreement are of a special, unique, unusual, extraordinary and intellectual character, which gives this Agreement peculiar value to Employer, and that the loss of these services cannot be reasonably or adequately compensated in damages in an action at law and it would be difficult (if not impossible) to replace such services. By reason thereof, if Officer violates any of the material provisions of this Agreement, Employer, in addition to any other rights and remedies available under this Agreement or under applicable law, shall be entitled to seek injunctive relief, from a tribunal of competent jurisdiction, restraining Officer from committing or continuing any violation of this Agreement, or from the performance of services to any other business entity, or both.

          (i) Severability. If this Agreement shall for any reason be or become
              ------------
unenforceable by either party, this Agreement shall thereupon terminate and become unenforceable by the other party as well. In all other respects, if any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect, and, if any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                                 OFFICER


                                                 /s/ Ray W. Sims
                                                 ---------------
     APPROVED:


     By: /s/ Willis B. Wood, Jr.
         -----------------------
     Chairman, Compensation
     Committee of the Board
     of Directors